Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-218285) and Form S-8 (File No. 333-189240, 333-129294 and 333-217627) of Rexahn Pharmaceuticals, Inc., of our report dated February 21, 2020, relating to the financial statements of Rexahn Pharmaceuticals, Inc. which appear in this Annual Report on Form 10- K for the year ended December 31, 2019.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Lancaster, Pennsylvania
February 21, 2020